EXHIBIT 2

Columbia Funds Series Trust I

Columbia Funds Variable Insurance Trust

Columbia Funds Institutional Trust

(each a “Fund”; collectively the “Funds”)

October 10, 2007 Board Meeting of the Funds

VOTED:	That the Board hereby determines, with due consideration to all relevant factors, including, but not limited to, (i) the value of the aggregate assets of the Funds to which any covered person may have access, (ii) the types and terms of the arrangements made for the custody and safekeeping of such assets, and (iii) the nature of securities in the portfolio of the Funds, that the proposed joint fidelity bond is in reasonable form and amount;

that the Board, after taking all relevant factors into consideration, including, but not limited to, the number of other parties named as insureds, the nature of the business activities of such other parties, the amount of the joint fidelity bond, the amount of the premium for such bond, the ratable allocation of the premium among all parties named as insureds and the extent to which the share of the premium allocated to such Fund is less than the premium it would have had to pay if it had provided and maintained a single fidelity bond, hereby approves the portion of the premium to be paid by such Fund;

that the Board hereby approves the amount, type, form and coverage of the joint fidelity bond;

that the Board hereby determines that the participation of the Fund in a joint fidelity bond allocation agreement, pursuant to which the parties agree that in the event recovery is received under the bond as a result of a loss sustained by the Fund and one or more other insureds, the Fund shall receive an equitable and proportionate share of the recovery at least equal to the amount which it would have received had it maintained a single fidelity bond, is in the best interests of the Fund; and

that the Secretary or Assistant Secretary of each Fund be, and each hereby is, authorized and directed to cause such bond and joint fidelity bond agreement be filed with the SEC pursuant to Rule 17g-1(g) under the Investment Company Act of 1940, as amended.

August 12, 2008 Board Meeting of the Funds

VOTED:	That the extension of the period of the current joint fidelity bond through November 30, 2008 be, and it hereby is, approved; and

VOTED:	That, having taking into consideration all relevant factors, including, but not limited to, the number of other parties named as insureds, the nature of the business activities of such other parties, the amount of the joint fidelity bond, the amount of the premium for such bond, the ratable allocation of the premium among all parties named as insureds and the extent to which the share of the premium allocated to such Fund is less than the premium it would have had to pay if it had provided and maintained a single fidelity bond, the portion of the premium to be paid by each Fund be, and it hereby is, approved pursuant to Rule 17g-1(e) under the under the 1940 Act; and

VOTED:	That the extension, through November 30, 2008, of the Funds in the existing joint fidelity bond allocation agreement, pursuant to which the parties agree that in the event recovery is received under the bond as a result of a loss sustained by the Fund and one or more other insureds, the Fund shall receive an equitable and proportionate share of the recovery at least equal to the amount which it would have received had it maintained a single fidelity bond, be, and it hereby is, determined to be in the best interests of the Fund; and

VOTED:	That the Secretary or Assistant Secretary of each Fund be, and each hereby is, authorized and directed to cause such bond and joint fidelity bond agreement or any amendment thereto be filed with the SEC pursuant to Rule 17g-1(g) under the 1940 Act.

Columbia Funds Series Trust

Columbia Funds Variable Insurance Trust I

Banc of America Funds Trust

Columbia Funds Master Investment Trust, LLC

(each a “Fund Company”; collectively the “Fund Companies”)

October 16, 2007 Meeting of the Fund Companies

RESOLVED, that the Board of the Fund Company hereby determines, with due consideration to, among other things, (i) the value of the aggregate assets of the Fund Companies to which any covered person may have access, (ii) the types and terms of the arrangements made for the custody and safekeeping of such assets, and (iii) the nature of securities in the portfolios of the Fund Companies, that such bond is in reasonable form and amount;

FURTHER RESOLVED, that the Board of the Fund Company, after taking all relevant factors into consideration, including, but not limited to, the number of other parties named as insureds, the nature of the business activities of such other parties, the amount of the joint fidelity bond, the amount of the premium for such bond, the ratable allocation of the premium among all parties named as insureds and the extent to which the share of the premium allocated to the Fund Company is less than the premium it would have had to pay if it had provided and maintained a single fidelity bond, hereby approves the portion of the premium to be paid by the Fund Company;

FURTHER RESOLVED, that the Board of the Fund Company hereby approves the amount, type, form and coverage of the joint fidelity bond;

FURTHER RESOLVED, that the Board of the Fund Company hereby determines that the participation of the Fund Company in a joint fidelity bond agreement substantially in the form presented at this meeting, pursuant to which the parties agree that in the event recovery is received under the bond as a result of a loss sustained by the Fund Company and one or more other insureds, the Fund Company shall receive an equitable and proportionate share of the recovery at least equal to the amount which it would have received had it maintained a single fidelity bond, is in the best interests of the Fund Company; and

FURTHER RESOLVED, that the Secretary or Assistant Secretary of the Fund Company be, and he hereby is, authorized and directed to cause such bond and joint fidelity bond agreement to be filed with the SEC pursuant to Rule 17g-1(g) under the 1940 Act.

August 8, 2008 Board Meeting of the Fund Companies

RESOLVED, that coverage period of the current joint fidelity bond be, and it hereby is, extended until November 30, 2008;

FURTHER RESOLVED, that the Board of the Fund Company hereby determines, with due consideration to, among other things, (i) the value of the aggregate assets of the Fund Companies to which any covered person may have access, (ii) the types and terms of the arrangements made for the custody and safekeeping of such assets, and (iii) the nature of securities in the portfolios of the Fund Companies, that such amended bond is in reasonable form and amount;

FURTHER RESOLVED, that the Board of the Fund Company, after taking all relevant factors into consideration, including, but not limited to, the number of other parties named as insureds, the nature of the business activities of such other parties, the amount of the joint fidelity bond, the amount of the premium for such bond, the ratable allocation of the premium among all parties named as insureds and the extent to which the share of the premium allocated to the Fund Company is less than the premium it would have had to pay if it had provided and maintained a single fidelity bond, hereby approves the portion of the premium to be paid by the Fund Company;

FURTHER RESOLVED, that the Board of the Fund Company hereby approves the amount, type, form and coverage of the amended joint fidelity bond;

FURTHER RESOLVED, that the Board of the Fund Company hereby determines that the participation of the Fund Company in a joint fidelity bond agreement amended as discussed at this meeting, pursuant to which the parties agree that in the event recovery is received under the bond as a result of a loss sustained by the Fund Company and one or more other insureds, the Fund Company shall receive an equitable and proportionate share of the recovery at least equal to the amount which it would have received had it maintained a single fidelity bond, is in the best interests of the Fund Company; and

FURTHER RESOLVED, that the Secretary or Assistant Secretary of the Fund Company be, and he or she hereby is, authorized and directed to cause such bond and joint fidelity bond agreement to be filed with the SEC pursuant to Rule 17g-1(g) under the 1940 Act.